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                                                                  EXHIBIT 10.1

                                    FORM OF
                                  COACH, INC.
                            2000 STOCK INCENTIVE PLAN

                              ARTICLE I - PURPOSES

         The purposes of the Coach, Inc. 2000 Stock Incentive Plan are to promote the interests of the Corporation and its stockholders by strengthening the Corporation's ability to attract and retain highly competent officers and employees, and to provide a means to encourage stock ownership and proprietary interest in the Corporation. The Stock Incentive Plan is intended to provide Plan participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and, when applicable should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                            ARTICLE II - DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "AWARD" means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

                  (b)      "BOARD" means the Board of Directors of Coach, Inc.

                  (c)      "CHANGE OF CONTROL" has the meaning set forth in
         Article X.

                  (d) "COMMITTEE" means the Compensation and Employee Benefits Committee of the Board, a subcommittee thereof, or such other committee as may be appointed by the Board; provided, however, that prior to the issuance of any class of equity securities of the Corporation that are required to be registered under Section 12 of the Exchange Act, the Committee shall be the Compensation and Employee Benefits Committee of Sara Lee Corporation. After the issuance of such registered securities, the Committee shall be comprised of three (3) or more members of the Board who are "non-employee directors" under Rule 16b-3 of the Exchange Act and "outside directors" under Section 162(m) of the Code.

                  (e) "CORPORATION" means Coach, Inc. or any entity that is directly or indirectly controlled by Coach, Inc. and its subsidiaries.

                  (f) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (g) "FAIR MARKET VALUE" means the average of the highest and lowest sale prices of a Share on the New York Stock Exchange Composite Transactions Tape on the date of determination, provided that if there should be no sales of Shares reported on such

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         date, the Fair Market Value of a Share on such date shall be the average of the highest and lowest sale prices of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported and, provided further, that the Fair Market Value of Shares on the date on which the Corporation first issues Shares to the public that are required to be registered under the Exchange Act (the "IPO") shall be the initial offering price of Shares on such date.

                  (h) "INCENTIVE STOCK OPTION" means a stock option that complies with Section 422 of the Code, or any successor law.

                  (i) "NON-QUALIFIED STOCK OPTION" means a stock option that does not meet the requirements of Section 422 of the Code, or any successor law.

                  (j) "OPTION" means an option awarded under Article VI to purchase Shares. An option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

                  (k) "PARTICIPANT" means any of the following individuals designated by the Committee as eligible to receive an Award or Awards under the Plan: (i) an officer or key employee of the Corporation at or above the "director" level, (ii) all other employees of the Corporation, (iii) a person expected to become an employee of the Corporation, or (iv) a former officer, employee or director of the Corporation for the purposes of adjustments to Awards pursuant to
         Article V(b) of the Plan. Awards under the Plan to employees described in (ii) above shall be considered as "Founders' Grants" that are subject to the terms and conditions provided in rules that are adopted by the Committee. Notwithstanding the foregoing, an employee of the Corporation who terminated employment prior to the Corporation's IPO shall not be eligible to receive new Awards under the Plan, except to the extent such employee is subsequently rehired by the Corporation and is eligible to become a Participant in the Plan under (i), (ii) or
         (iii) above.

                  (l) "PLAN" means this Coach, Inc. 2000 Stock Incentive Plan, as amended and restated from time to time.

                  (m) "PRIOR PLANS" means the Sara Lee Corporation 1989 Incentive Stock Plan, the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, the Sara Lee Corporation 1998 Long-Term Incentive Plan and the Sara Lee Corporation Share 2000 Global Stock Plan, as they may be amended and restated from time to time.

                  (n)      "SAR" means a stock appreciation right.

                  (o)      "SHARES" means shares of Coach, Inc. common stock.

                  (p)      "STOCK AWARD" means an Award made under Article
         VI(a)(iii).


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                    ARTICLE III - EFFECTIVE DATE AND DURATION

         The Plan became effective on June 29, 2000, the date it was approved by the sole stockholder of the Corporation. Unless previously terminated by the Board, the Plan shall expire when Shares are no longer available for the grant, exercise or settlement of Awards.

                           ARTICLE IV - ADMINISTRATION

         The Committee shall be responsible for administering the Plan, and shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with a purchase price that is less than the purchase price of the original Option or SAR. All decisions made by the Committee shall be final and binding on all persons.

         The Committee may delegate some or all of its power to the Chairman and Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

                          ARTICLE V - AVAILABLE SHARES

                  (a) LIMITATIONS - Subject to Article V(b) of the Plan, the aggregate number of Shares which may be issued under the Plan shall be five-million three-hundred thousand seven-hundred and ninety-two (5,300,792) Shares, reduced by the aggregate number of Shares which become subject to outstanding Awards; provided, that the number of Shares subject to Awards that are granted in substitution of an option or other award (a "Substitute Award") issued under the Prior Plans or by an entity acquired by (or whose assets are acquired by) the Corporation shall not reduce the number of Shares available under the Plan. To the extent that Shares subject to an outstanding Award are not issued by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the tendering or withholding of Shares to pay all or a portion of the purchase price, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, and to the extent Shares are purchased by the Corporation with the amount of cash obtained upon the exercise of Options, then such Shares shall again be available under the Plan.


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                  The aggregate number of Shares that may be used in settlement or payment of Stock Awards is one-million sixty-thousand one-hundred and fifty-eight (1,060,158) Shares. The number of Shares for which Awards may be granted to any person over the term of the Plan shall not exceed one-million sixty-thousand one-hundred and fifty-eight (1,060,158) Shares; provided, that such limit shall be five-hundred thousand (500,000) Shares with respect to the calendar year in which such person begins service as the Chief Executive Officer of the Corporation; and provided, further, that neither limit shall include any Restoration Options and the number of Shares for which Restoration Options may be granted to any person in any calendar year shall not exceed five-hundred thousand (500,000) Shares. Issued Shares shall consist of authorized and unissued Shares, or treasury Shares, and no fractional Shares shall be issued. Cash may be paid in lieu of any fractional Shares in settlement of Awards.

                  (b) ADJUSTMENTS - In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Corporation to stockholders, or any other similar change or event, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change or event shall be made with respect to the number and class of securities available under the Plan, the limits under Article V(a), the number and class of securities subject to each outstanding Option and the purchase price per security, the terms of each outstanding SAR, and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an Award, the Corporation shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by
         (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such Award.

                               ARTICLE VI - AWARDS

                  (a) GENERAL - The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem, and either individually or on the basis of designated groups or categories. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under the Prior Plans or any other compensation plan of the Corporation, including a plan of any entity acquired by (or whose assets are acquired by) the Corporation. The types of Awards that may be granted under the Plan are:

                           (i) OPTIONS - An Option shall represent the right to purchase a specified number of Shares during a specified period up to ten (10) years as determined by the Committee. The purchase price per Share for each Option shall


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                  not be less than one-hundred percent (100%) of the Fair Market
                  Value on the date of grant; provided, that a Substitute Award may be granted with a purchase price per Share that is intended to preserve the economic value of the award being replaced. If an Option is granted retroactively in substitution for an SAR, the Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the SAR. An Option may be in the form of an Incentive Stock Option, or a Non-Qualified Stock Option, as determined by the Committee; provided that Founders' Grants shall always be Non-Qualified Stock Options. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares owned at least six (6) months, valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligation resulting from such exercise, or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a restoration option ("Restoration Options") if the exercise price and tax withholding obligations are satisfied by tendering (either actually or by attestation) Shares to, or having Shares withheld by, the Corporation. The Restoration Option would cover the number of Shares tendered or withheld, would have an option purchase price per Share set at the Fair Market Value per Share on the date of exercise of the original Option, and would have a term equal to the remaining term of the original Option.

                           (ii) SARS - An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the grant date of the SAR, as set forth in the Award agreement, except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the Option.

                           (iii) STOCK AWARDS - A Stock Award shall represent an Award made in or valued in whole or in part by reference to Shares, such as performance shares or units or phantom shares or units. Stock Awards may be payable in whole or in part in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee and set forth in the Award agreement or other plan or document, which may include, but are not limited to, continuous service with the Corporation and/or the achievement of one or more performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholder return, appreciation in the fair market value of the Corporation's stock, net sales growth, net revenue, EBITDA, gross margin, cost reductions or savings, funds from operations, operating income, income before income taxes, net income, income per share (basic or diluted), earnings per share (basic or diluted)


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                  profitability as measured by return ratios, including return on invested capital, return on equity, return on sales and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on Corporation or business unit performance, or based on comparative performance with other companies.

                  (b) LIMITATIONS - Notwithstanding anything herein to the contrary, the following limitations shall apply:

                           (i) OPTIONS - No Option may be exercised under any condition: (A) prior to the date that is six (6) months after the date of the IPO; (B) prior to the date that is twelve (12) months after the date of the IPO unless at the time of exercise, Sara Lee Corporation certifies to the Corporation that it no longer owns either (I) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (II) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code); or (C) on and after the date that is twelve (12) months after the date of the IPO, unless at the time of exercise, either (I) Sara Lee Corporation certifies to the Corporation that it no longer owns either (X) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (Y) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code), or (II) the Corporation demonstrates to the satisfaction of Sara Lee Corporation that it has purchased Shares on the open market prior to the exercise in a number sufficient to cover the exercise, and actually reissues such repurchased Shares pursuant to such exercise. Any attempted exercise of an Option that would violate any of the requirements of the previous sentence, and all actions taken in furtherance of any such attempted exercise, shall be null and void ab initio.

                           (ii) SARS - No SAR may be exercised, in whole or in part, for Shares under any condition: (A) prior to the date that is six (6) months after the date of the IPO; (B) prior to the date that is twelve (12) months after the date of the IPO unless, at the time of exercise, Sara Lee Corporation certifies to the Corporation that it no longer owns either (I) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (II) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code); or (C) on and after the date that is twelve (12) months after the date of the IPO, unless, at the time of exercise, either (I) Sara Lee Corporation certifies to the Corporation that it no longer owns either (X) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (Y) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code), or
                  (II) the Corporation demonstrates to the satisfaction of Sara Lee Corporation that it has purchased Shares on the open market in a number sufficient to cover the exercise, and actually reissues such repurchased Shares pursuant to such exercise. Any attempted exercise of an SAR, in whole or in part,


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                  for Shares, that would violate any of the requirements of the previous sentence, and all actions taken in furtherance of any such attempted exercise, shall be null and void ab initio.

                           (iii) STOCK AWARDS - Notwithstanding anything to the contrary herein, no Shares shall be issued pursuant to any Stock Award under any condition: (A) prior to the date that is six (6) months after the date of the IPO; (B) prior to the date that is twelve (12) months after the date of the IPO unless at the time of exercise, Sara Lee Corporation certifies to the Corporation that it no longer owns either (I) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (II) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code); or (C) on and after the date that it twelve (12) months after the date of the IPO, unless, at the time of exercise, either (I) Sara Lee Corporation certifies to the Corporation that it no longer owns either (X) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (Y) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code), or (II) the Corporation demonstrates to the satisfaction of Sara Lee Corporation that it has purchased Shares on the open market prior to the grant of any Stock Award or issuance of Shares pursuant to any Stock Award (as the case may be) in a number sufficient to cover the grant or issuance, and actually reissues such repurchased Shares pursuant to such grant or issuance. Any attempted grant of a Stock Award, or attempted issuance of Shares pursuant to a Stock Award, that would violate any of the requirements of the previous sentence, and all actions taken in furtherance of any such attempted grant or attempted issuance, as applicable, shall be null and void ab initio. In addition, in the event that the Corporation liquidates in bankruptcy, recipients of Stock Awards shall be not be entitled to receive Shares pursuant to such Stock Awards and all payments made pursuant to a Stock Award shall be made in cash.

                ARTICLE VII - DIVIDENDS AND DIVIDEND EQUIVALENTS

         The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents; provided, that no dividends or dividend equivalents shall accrue under any Stock Awards prior to the date that Sara Lee Corporation certifies to the Corporation that it no longer owns either (a) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (b) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code). Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's account under a deferred compensation plan maintained by the Corporation (to the extent permitted under such deferred compensation plan). Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.


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                  ARTICLE VIII - PAYMENTS AND PAYMENT DEFERRALS

         Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

                          ARTICLE IX - TRANSFERABILITY

         Unless otherwise specified in an Award agreement, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state's income tax act, or pursuant to an agreement between a Participant and the Corporation, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

                          ARTICLE X - CHANGE OF CONTROL

         Either in contemplation of or in the event of a Change of Control (as defined below), the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of or substitutions for Awards either at the time an Award is granted or at a subsequent date).

         A "Change of Control" shall occur when:

                  (a) a "Person" (which term, when used in this Article X, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Corporation, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Corporation) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities; or

                  (b) the stockholders of the Corporation approve and the Corporation consummates a reorganization, merger or consolidation of the Corporation or the Corporation sells, or otherwise disposes of, all or substantially all of the Corporation's property and assets, or the Corporation liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all


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         of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

                  (c) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

Notwithstanding the foregoing, a "Change of Control" shall not occur upon either
(i) a distribution of Shares to the stockholders of Sara Lee Corporation in proportion to their ownership of the common stock of Sara Lee Corporation or
(ii) a distribution of Shares owned by Sara Lee Corporation to stockholders of Sara Lee Corporation pursuant to an exchange offer with Sara Lee Corporation stockholders.

         The term "Continuing Director" means (i) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Corporation that are required to be registered under Section 12 of the Exchange Act, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                          ARTICLE XI - AWARD AGREEMENTS

         Awards must be evidenced by an agreement (or rules, in the case of Founders' Grants) that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant's employment terminates, and the Corporation's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

                            ARTICLE XII - AMENDMENTS

         The Board may amend the Plan at any time as it deems necessary or appropriate, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of Shares available under the Plan (subject to Article V(b)), or effect any change inconsistent with
Section 422 of the Code. No amendment may impair the rights of a holder of


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an outstanding Award without the consent of such holder. The Board may suspend the Plan or discontinue the Plan at any time; provided, that no such action shall adversely affect any outstanding Award.

                      ARTICLE XIII MISCELLANEOUS PROVISIONS

                  (a) EMPLOYMENT RIGHTS - The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ or service of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                  (b) GOVERNING LAW - Except to the extent superseded by the laws of the United States, the laws of the State of New York, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

                  (c) SEVERABILITY - In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

                  (d) WITHHOLDING - The Corporation shall have the right to withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required using statutory rates.

                  (e) EFFECT ON OTHER PLANS OR AGREEMENTS - Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

                  (f) FOREIGN EMPLOYEES - Without amending the Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its subsidiaries operates or has employees.





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